UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2011

FORESTAR GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33662	26-1336998

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Bee Cave Road, Building Two, Suite 500
Austin, Texas 78746-5149

(Address of principal executive offices including Zip Code)

(512) 433-5200

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Annual incentive bonuses for the named executive officers of Forestar Group Inc. (the “Company”) are based largely on the Company’s performance (including return on assets (“ROA”) and other performance measures of the business as a whole or the business segment in which the individual is an employee), value creation (“VC”), segment income (“SI”) and the employee’s personal performance. The Management Development and Executive Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) will also consider the degree to which the employee’s actions have laid the groundwork for future Company earnings.
     Previously, for 2010, the Compensation Committee determined that incentive bonuses would equal a percentage of earnings before interest and taxes (“EBIT”) determined by the Company’s ROA, if ROA falls within a certain range of percentages determined by the Compensation Committee. As a result, 2010 incentive bonuses were largely dependent on current value realization (ROA).
     On February 8, 2011, the Compensation Committee decided that it would continue to determine incentive bonuses based on ROA, VC and SI, but for 2010 and 2011 each such component would be evaluated independently. As a result, (1) the ROA component of the annual incentive bonus would be based on the Company’s actual ROA for the year if ROA falls within a certain range of percentages determined by the Compensation Committee (if actual ROA were to fall outside the range, then the ROA component bonus would be determined in the discretion of the Compensation Committee), (2) the VC component would be subject to the Compensation Committee’s determination of the executive’s supportable and documented value creation performance during the year, and (3) the SI component would be based on achievement of the annual budgeted segment income. As a result, each bonus component would be evaluated and determined independently of the other components, and payment of annual incentive bonuses to executives for achievement of value creation events would not be dependent on a minimum level or amount of current value realization (ROA).
     Annual incentive bonuses would be paid in cash and/or equity awards as determined in the discretion of the Compensation Committee, with cash weighted towards value realization-based bonuses and equity weighted towards value creation-based bonuses.
     On February 8, 2011, the Compensation Committee approved the form of agreement for market-leveraged stock unit awards to be granted pursuant to the Company’s 2007 Stock Incentive Plan. Such form is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Form of Market-Leveraged Stock Unit Award Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.
Dated: February 9, 2011	By:	/s/ David M. Grimm
		Name:	David M. Grimm
		Title:	Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Market-Leveraged Stock Unit Award Agreement